UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 16, 2013


                              VIKING MINERALS INC.
              Exact name of registrant as specified in its charter

           Nevada                       333-139482               98-0492900
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)

                           7558 W Thunderbird Ste. 486
                                Peoria, AZ 85381
                    (Address of principal executive offices)

                             Telephone: 602-885-9792
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A DEFINITVE MATERIAL AGREEMENT

On January 16, 2013, the Company executed an agreement with Trinity Alps Resources Inc. to acquire five past-producing Gold Mines as detailed in a 43-101 technical report, lcoated 80 miles southwest of Yreka, California for an agreed sum of $15,000,000 for a 100% un-divided interest. Under the terms of the agreement, the Company shall pay $ 6,100,000 on or before March 31, 2013 and the balance of $8,900,000 is to be paid over 18 months in equal payments of $494,444 each month, commencing 30 days after all regulatory approvals.

ITEM 5.02 APPOINTMENT OF CERTAIN OFFICERS

On November 25, 2012, the Company appointed Allen Rosenthal as the CEO of the Company.

ALLEN ROSENTHAL, AGED 52 Since 1995, Mr. Rosenthal has been the principal partner at Competitive Edge Consultants of Cherry Hill, New Jersey, a business services consulting firm, which provides services to emerging growth businesses such as business plan writing and execution, and capital raises through a proprietary group of asset based Lenders and Equity based Investors.

EDUCATION:

Ph.D. 1987 Rutgers University - Ceramic Science and Engineering

M.S. 1985 Rutgers University - Ceramic Engineering

B.S. 1983 Rutgers University - Ceramic Engineering

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 VIKING MINERALS INC.


Date: January 24, 2013                           /s/ Charles Irizarry
                                                 -------------------------------
                                                 Charles Irizarry


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